As filed with the Securities and Exchange Commission on May 28, 2003.
                                                         Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          ___________________________

                               ASML Holding N.V.
            (Exact Name of Registrant as Specified in Its Charter)

       The Netherlands                                     Not Applicable
(State or Other Jurisdiction of                            (IRS Employer
Incorporation or Organization)
      Identification No.)

                                  De Run 1110
                               5503 LA Veldhoven
                                The Netherlands
                              Tel: 31-40-230-3000
                   (Address of Principal Executive Offices)
                    _______________________________________

         ASML New Hires and Incentive Stock Option Plan (Version 2002)
        ASML Stock Option for Performance Appraisal Plan (Version 2002)
                     ASML Stock Option Plan (Version 2003)
                           (Full Title of the Plan)

                                 ASML US, Inc.
                           8555 South River Parkway
                             Tempe, Arizona 85284
                    (Name and Address of Agent For Service)

                                 480 383 4422
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copy to:

                             Richard A. Ely, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                               One Canada Square
                         Canary Wharf, London E14 5DS
                                United Kingdom


                                              CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of        Amount to be      Proposed Maximum Offering   Proposed Maximum Aggregate          Amount of
Securities to be Registered   Registered (1)    Price per Share (2)         Offering Price                   Registration Fee
----------------------------- ----------------- --------------------------- ---------------------------- --------------------------
ordinary shares, nominal         2,491,056                $17.93                  $44,664,634.08                 $3,613.37
value EUR 0.02 per share
----------------------------- ----------------- --------------------------- ---------------------------- --------------------------
ordinary shares, nominal          472,303                 $15.10                   $7,131,775.30                  $576.96
value EUR 0.02 per share
----------------------------- ----------------- --------------------------- ---------------------------- --------------------------
ordinary shares, nominal         3,760,000                $ 8.20                    $30,832,000                  $2,494.31
value EUR 0.02 per share
----------------------------- ----------------- --------------------------- ---------------------------- --------------------------
Total                            6,723,359                  -                     $82,628,409.38                 $6,684.64 (3)
----------------------------- ----------------- --------------------------- ---------------------------- --------------------------

 (1) This Registration Statement shall also cover any additional ordinary shares, nominal value Euro 0.02 per share (the "Ordinary Shares") of ASML Holding N.V. which become issuable under the ASML New Hires and Incentive Stock Option Plan (Version 2002), ASML Stock Option for Performance Appraisal Plan (Version 2002) and the ASML Stock Option Plan (Version
     2003) (collectively, the "Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Ordinary Shares of ASML Holding N.V.
(2) Estimated for the purpose of computing the registration fee. Pursuant to Rule 457(h) under the Securities Act of 1933 (the "Securities Act"), with respect to 2,963,359 Ordinary Shares issuable under outstanding options granted pursuant to the ASML New Hires and Incentive Stock Option Plan (Version 2002) and the ASML Stock Option for Performance Appraisal Plan (Version 2002), the Proposed Maximum Aggregate Offering Price is based on the prices at which the options may be exercised. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, with respect to 3,760,000 Ordinary Shares issuable pursuant to future grants of options under the ASML Stock Option Plan (Version 2003), as to which the offering price is not known, the Proposed Maximum Aggregate Offering Price was determined based on the average of the high and low selling prices per Ordinary Share on May 21, 2003, as reported by the Nasdaq National Market.
(3) In accordance with Rule 457(p), the registration fee of $6,684.64 has been entirely offset by $6,684.64 of the $134,260 fee paid in connection with the registration statement on Form F-3 filed by the Registrant on May 15, 2000 (File No. 333-11954), which registration statement was withdrawn on December 4, 2001 pursuant to Rule 477 of the Securities Act, of which $52,361 was applied to offset the filing fee applicable to the Form F-3 filed by the Registrant on February 20, 2002 (File No. 333-83266).

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information

         As permitted by Rule 428 under the Securities Act of 1933, this registration statement omits the information specified in Part I of Form S-8. We will deliver the documents containing the information specified in Part I to the participants in the plan covered by this registration statement as required by Rule 428(b). We are not filing these documents with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933.

Item 2.  Registrant Information and Employee Plan Annual Information

Omitted pursuant to the provisions of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") by ASML Holding N.V. (the "Registrant") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

(a) the Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2002;

(b) the Registrant's Reports of a Foreign Private Issuer on Form 6-K filed March 26, 2003, April 16, 2003, and May 9, 2003; and

(c) the description of the Ordinary Shares, contained in the Registrant's Report of a Foreign Private Issuer on Form 6-K filed with the Commission on March 14, 2003.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and, to the extent designated therein, certain reports on Form 6-K we submit to the Commission after the date hereof, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the securities offered hereby has been passed upon by the General Counsel of the Registrant, who holds stock options under the Plans and who participates in other stock option plans of the Registrant.

Item 6.  Indemnification of Directors and Officers.

         The articles of association of the Registrant contain no provision under which any member of the supervisory board or board of management or officers is indemnified in any manner against any liability which he or she may incur in his or her capacity as such. However, the Registrant's articles of association provide that at each ordinary annual general meeting of shareholders, the shareholders may discharge the supervisory board and the board of management from liability for the performance of their respective duties in the preceding financial year. Under Netherlands' law, this discharge is not absolute and would not be effective as to any matter not disclosed in the annual accounts of the Registrant and the report to the board of management, as presented to or adopted by the general meeting of shareholders.

         Members of the board of management, the supervisory board and certain officers of the Registrant are, to a limited extent, insured under an insurance policy against damages resulting from their conduct when acting in their capacities as such.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit No.       Description

              4.1 English Translation of the Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to Amendment No. 6 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 18, 2002)

              4.2 Specimen Certificate for New York Shares (incorporated by reference to Exhibit 1.1 to Amendment No. 4 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 6, 2000)

              4.3          ASML New Hires and Incentive Stock Option Plan
                           (Version 2002)*

              4.4          ASML Stock Option for Performance Appraisal Plan
                           (Version 2002)*

              4.5          ASML Stock Option Plan (Version 2003)*

              5.1 Opinion of Robert F. Roelofs regarding the legality of the securities being registered*

              23.1         Consent of Deloitte & Touche*

              23.2 Consent of Robert F. Roelofs (included in his opinion filed as Exhibit 5.1)*

              24.1 Power of Attorney (included on the signature page of this Registration Statement)*


____________________
* Filed herewith

Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment of this Registration Statement by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the city of Veldhoven, The Netherlands on this 28th day of May, 2003.


                                         ASML Holding N.V.


                                         By:  /s/ Doug J. Dunn
                                              ----------------------------------
                                              Doug J. Dunn
                                              Authorized Officer


                               POWER OF ATTORNEY

         Each person whose signature appears below hereby authorizes Doug J. Dunn, Peter T.F.M Wennink and Robert F. Roelofs (with full power to each of them to act alone), with full power of substitution and resubstitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with exhibits thereto, and any other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such person, each with full power of substitution and resubstitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same with exhibits thereto, and any other documents in connection therewith.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on May 28, 2003.


Name                                        Title

/s/ Doug J. Dunn                            President, Chief Executive Officer and
______________________________              Chairman of the Board of Management (Principal
Doug J. Dunn                                Executive Officer)



/s/ Peter T.F.M. Wennink                    Executive Vice President and Chief
______________________________              Financial Officer, Member of Board of
Peter T.F.M. Wennink                        Management (Principal Accounting and Chief
                                            Financial Officer)



/s/ Henk Bodt                               Chairman of the Supervisory Board
______________________________
Henk Bodt



/s/ Jan A. Dekker                           Member of the Supervisory Board
______________________________
Jan A. Dekker



/s/ Peter H. Grassmann                      Member of the Supervisory Board
______________________________
Peter H. Grassmann



/s/ Syb Bergsma                             Member of the Supervisory Board
______________________________
Syb Bergsma



/s/ J.W.B. Westerburgen                     Member of the Supervisory Board
______________________________
J.W.B. Westerburgen



/s/ Michael J. Attardo                      Member of the Supervisory Board
______________________________
Michael J. Attardo



ASML US, INC.                               Authorized Representative in the
                                            United States


/s/ David P. Chavoustie
_______________________
David P. Chavoustie
Authorized Officer

                                 EXHIBIT INDEX

Exhibit No.                Description

      4.1 English Translation of the Articles of Association of the Registrant (incorporated by reference to Exhibit 1.1 to Amendment No. 6 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 18, 2002)

      4.2 Specimen Certificate for New York Shares (incorporated by reference to Exhibit 1.1 to Amendment No. 4 to the Registrant's Registration Statement on Form 8-A filed with the Commission on June 6, 2000)

      4.3             ASML New Hires and Incentive Stock Option Plan (Version
                      2002)*

      4.4             ASML Stock Option for Performance Appraisal Plan
                      (Version 2002)*

      4.5             ASML Stock Option Plan (Version 2003)*

      5.1 Opinion of Robert F. Roelofs regarding the legality of the securities being registered*

      23.1            Consent of Deloitte & Touche*

      23.2 Consent of Robert F. Roelofs (included in his opinion filed as Exhibit 5.1)*

      24.1 Power of Attorney (included on the signature page of this Registration Statement)*

____________________
* Filed herewith